Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         Galyan's Trading Company, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

            Indiana                                              35-1529720
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              2437 East Main Street
                            Plainfield, Indiana 46168
                            -------------------------
                    (Address of Principal Executive Offices)


                         Galyan's Trading Company, Inc.
                          Employee Stock Purchase Plan
                          ----------------------------
                            (Full title of the plan)

                                 Robert B. Mang
                      Chief Executive Officer and Chairman
                         Galyan's Trading Company, Inc.
                              2437 East Main Street
                            Plainfield, Indiana 46168
                            -------------------------
                     (Name and address of agent for service)

                                 (317) 532-0200
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                   ----------

C. David Zoba                                     Marc Sciscoe
Executive Vice President, General                 Ice Miller
  Counsel and Secretary                           One American Square, Box 82001
Galyan's Trading Company, Inc.                    Indianapolis, Indiana 46282
2437 East Main Street
Plainfield, Indiana 46168

                                      CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                   Proposed          Proposed maximum
Title of securities       Amount to be        maximum offering     aggregate offering         Amount of
to be registered(1)        registered          price per unit           price(2)          registration fee
-----------------------------------------------------------------------------------------------------------
Common Stock            1,500,000 shares           $20.00              $30,000,000           $2,760
-----------------------------------------------------------------------------------------------------------

(1)  In addition to the number of shares of Common  Stock stated  above,  pursuant to Rule 416(c) under the
     Securities Act of 1933, this Registration  Statement also covers an indeterminate  amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average of the high and low prices  reported for the Common Stock on May 23, 2002, as reported on the Nasdaq National
     Market System.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule
424. These  documents,  which include the statement of availability  required by
Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following information heretofore filed with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for its fiscal year ended February 2, 2002, filed with the Commission on April 24, 2002.

(b) The Company's Current Report on Form 8-K filed with the Commission on February 28, 2002.

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(d) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 21, 2001, and any amendments or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item 4. Description of Securities.

The Registrant's Common Stock, no par value (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or
(b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

Reference is made to Articles 9 and 10 of the Second Amended and Restated Articles of Incorporation of the Registrant concerning indemnification of directors, offiers, employees and agents.

The Registrant has obtained an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Index to Exhibits on page 9.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the Plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainfield, County of Hendricks, State of Indiana, on May 29, 2002.

                                 GALYAN'S TRADING COMPANY, INC.



                                 By:  /s/ Robert B. Mang
                                      ------------------------------------------
                                      Robert B. Mang
                                      Chief Executive Officer and Chairman


                                POWER OF ATTORNEY
                                -----------------

     Know all persons by these presents, that each person whose signature appears below constitutes and appoints Robert B. Mang, C. David Zoba and Edward
S. Wozniak, and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

      Signature                         Title                     Date
      ---------                         -----                     ----

/s/ Robert B. Mang
--------------------------     Chief Executive Officer,       May 29, 2002
Robert B. Mang                 Chairman and Director
                               (Principal Executive Officer)


/s/ Edward S. Wozniak
--------------------------     Senior Vice President and      May 29, 2002
Edward S. Wozniak              Chief Financial Officer
                               (Principal Financial and
                               Principal Accounting Officer)

/s/ Norman S. Matthews
--------------------------     Director                       May 29, 2002
Norman S. Matthews


/s/ Byron E. Allumbaugh
--------------------------     Director                       May 29, 2002
Byron E. Allumbaugh


/s/ Frank J. Belatti
--------------------------     Director                       May 29, 2002
Frank J. Belatti


/s/ Stuart B. Burgdoerfer
--------------------------     Director                       May 29, 2002
Stuart B. Burgdoerfer


/s/ Timothy J. Faber
--------------------------     Director                       May 29, 2002
Timothy J. Faber


/s/ Todd W. Halloran
--------------------------     Director                       May 29, 2002
Todd W. Halloran


/s/ George R. Mrkonic, Jr.
--------------------------     Director                       May 29, 2002
George R. Mrkonic, Jr.


/s/ John M. Roth
--------------------------     Director                       May 29, 2002
John M. Roth


/s/ Stephanie M. Shern
--------------------------     Director                       May 29, 2002
Stephanie M. Shern


/s/ Ronald P. Spogli
--------------------------     Director                       May 29, 2002
Ronald P. Spogli


/s/ Peter Starrett
--------------------------     Director                       May 29, 2002
Peter Starrett

     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainfield, County of Hendricks, State of Indiana on May 29, 2002.


                                  GALYAN'S TRADING COMPANY, INC.
                                  EMPLOYEE STOCK PURCHASE PLAN


                                  By: /s/ Charles F. Nelson
                                      ------------------------------------------
                                      Charles F. Nelson
                                      Senior Vice President, Culture

                         GALYAN'S TRADING COMPANY, INC.
                                    Form S-8

                                INDEX TO EXHIBITS


Exhibit Number
Assigned in
Regulation S-K
  Item 601                       Description of Exhibit
--------------                   ----------------------

    4.1 Second Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the
                    Registrant's Registration Statement on Form S-1 (registration number 333-57848), originally filed March 29, 2001, and as subsequently amended.)

    4.2 Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (registration number 333-57848), originally filed March 29, 2001, and as subsequently amended.)

    4.3 Galyan's Trading Company, Inc. Employee Stock Purchase Plan, (incorporated by reference to Appendix B to the Company's Proxy Statement filed with the Commission pursuant to
                    Section 14(a) of the Securities Exchange Act of 1934, as amended, SEC File No. 000-32911, on April 25, 2002.


    5.              Opinion of Ice Miller.


    23.1            Consent of Deloitte & Touche LLP.


    23.2            Consent of Ice Miller (included in Exhibit 5).

    24. Power of Attorney (included in this Registration Statement under "Signatures").

    99.             Not applicable.